EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

between

SINOBIOPHARMA, INC.

SINOBP, INC.,

and

SINOBP1, INC.

Dated as of October  25, 2011

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of October 25, 2011, between Sinobiopharma, Inc., a Nevada corporation ("SNBP"), and Sinobp, Inc., a Nevada corporation ("Parent"), and Sinobp1, Inc., a Nevada corporation ("MergerSub").  SNBP and MergerSub are hereinafter collectively referred to as the "Constituent Corporations."

RECITALS

WHEREAS, a special committee of the board of directors of SNBP has determined that it is advisable and in the best interests of SNBP and its shareholders to enter into a business combination by means of the merger of MergerSub with and into SNBP and has approved and adopted this Agreement and Plan of Merger (the "Agreement");

WHEREAS, the boards of directors of Parent and MergerSub have determined that it is advisable and in the best interests of SNBP and its shareholders to enter into a business combination by means of the merger of MergerSub with and into SNBP and has approved and adopted this Agreement;

WHEREAS, Parent has formed MergerSub as a wholly-owned subsidiary in the State of Nevada solely for the purpose of a merger of MergerSub with and into SNBP in which SNBP will be the surviving corporation (the “Business Combination”);

WHEREAS, MergerSub and SNBP shall consummate the Business Combination, pursuant to which, among other things, (i) the outstanding common shares of SNBP, U.S. $.0001 par value (“Common Shares”) not held by More Big Group Limited, Combiform Therapeutics Ltd., Well Start International Ltd. and Lequn Lee Huang (collectively, the “Management Holders”) (such shares, the “Public Shares”), shall be converted into the right to receive the Per Share Amount (as defined herein), (ii) the Common Shares held by the Management Holders shall be cancelled without any payment therefor, and (iii) the Series A Preferred Stock of SNBP, U.S. $.0001 par value (“Preferred Shares”) shall be cancelled without any payment therefor.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE BUSINESS COMBINATION

1.1

Business Combination.  Subject to the terms of this Agreement and in accordance with Nevada law, at the Effective Time (as hereinafter defined), MergerSub shall be merged with and into SNBP, the separate corporate existence of MergerSub shall cease and SNBP shall continue as the surviving corporation.  SNBP as the surviving corporation after the Business Combination is hereinafter sometimes referred to as the “Surviving Corporation.”  The name of the surviving corporation shall be “Sinobiopharma, Inc.”

1.2

Closing; Effective Time.  The closing of the Business Combination (the “Closing”) shall take place immediately after the satisfaction or waiver of each of the conditions set forth herein or at such other time as the parties hereto agree (the “Closing Date”).  The Closing shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, or at such other location as the parties hereto agree.  On the Closing Date, Parent and SNBP shall cause the Business Combination to be consummated by filing articles of merger with the Nevada Secretary of State and make all other filing or recordings required by Nevada law in connection with the Business Combination.  The Business Combination shall become effective at such time (the “Effective Time”) as the articles of merger are duly filed with the Nevada Secretary of State (or such later time as may be specified in the articles of merger).

1.3

Effect of the Business Combination.  From and after the Effective Time, the effect of the Business Combination shall be as provided in this Agreement, the articles of merger and the applicable provisions of Nevada law.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises of SNBP and MergerSub shall vest in the Surviving Corporation, and all debts, liabilities and duties of SNBP and MergerSub  shall become the debts, liabilities and duties of the Surviving Corporation.

1.4

Organizational Documents; Directors and Officers.  The certificate of incorporation of SNBP in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with Nevada law. The bylaws of SNBP in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Nevada law. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Nevada law, (i) the directors of SNBP at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of SNBP at the Effective Time, until their resignations or terminations, if any, shall be the officers of the Surviving Corporation.

1.5

Effect on Capital Stock.  By virtue of the Business Combination and without any action on the part of MergerSub, SNBP or the holders of any of the following securities:

(a)

Conversion of SNBP Securities.  At the Effective Time, (i) each Public Share issued and outstanding immediately prior to the Business Combination Effective Time (other than those described below) shall be converted automatically into the right to receive $0.22 in cash, without interest (the “Per Share Amount”), and (ii) each Common Share held by the

Management Holders and each Preferred Share issued and outstanding immediately prior to the Effective Time shall be automatically cancelled without any payment therefor.  At the Effective Time, all Common Shares and Preferred Shares shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist.  The holders of certificates previously evidencing SNBP Securities outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such securities, except as provided herein or by law.  Each certificate previously evidencing one Public Share shall be exchanged for cash in an amount equal to the Per Share Amount upon the surrender of such certificate in accordance with the terms hereof.

(b)

Cancellation of MergerSub Common Stock.  Each share of common stock of MergerSub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

(c)

No Liability.  Notwithstanding anything to the contrary in this Section 1.5, none of Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.6

Surrender of Certificates.  All Surviving Corporation shares issued upon the surrender of shares of MergerSub common stock in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, other than any additional rights pursuant to this Agreement, provided that any restrictions on the sale and transfer of such common stock shall also apply to the Surviving Corporation shares so issued in exchange.

1.7

Lost, Stolen or Destroyed Certificates.  In the event any certificates for any Public Shares shall have been lost, stolen or destroyed, the Surviving Corporation shall cause to be issued in exchange for such lost, stolen or destroyed certificates and for each such share, upon the making of an affidavit of that fact by the holder thereof, the Per Share Amount; provided, however, that Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Surviving Corporation with respect to the certificates alleged to have been lost, stolen or destroyed.

1.8

Taking of Necessary Action; Further Action.  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SNBP and MergerSub, the officers and directors of SNBP and MergerSub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

1.9

Withholding Rights.  Surviving Corporation shall be entitled to deduct and withhold from the cash otherwise deliverable under any and all provisions of this Agreement, such amounts as Surviving Corporation reasonably determines it is required to deduct and withhold with respect to such delivery and payment under the Code or any provision of state, local, provincial or foreign tax law.  To the extent that any amounts are so withheld all appropriate and available evidence of such deduction and withholding, including any receipts or forms required in order for the person with respect to whom such deduction and withholding occurred to establish the deduction and withholding and payment to the appropriate authority as being for its account with the appropriate authorities, shall be delivered to the person with respect to whom such deduction and withholding has occurred, and such withheld amounts shall be treated for all purposes as having been delivered and paid to the person otherwise entitled to the cash in respect of which such deduction and withholding was made by Surviving Corporation.

1.10

Shares Subject to Appraisal Rights.

(a)

Notwithstanding Section 1.5(a), Dissenting Shares (as defined below) shall not be converted into a right to receive the Per Share Amount and the holders thereof shall be entitled only to such rights as are granted by Nevada law.  Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Nevada law shall receive payment therefor from Surviving Corporation in accordance with Nevada law, provided, however, that, subject to Nevada law, (i) if any shareholder who asserts appraisal rights in connection with the Business Combination (a “Dissenter”) has failed to establish his entitlement to such rights as provided in Nevada law, or (ii) if any such Dissenter has effectively withdrawn his demand for payment for such shares or waived or lost his right to payment for his shares under the appraisal rights process under Nevada law the Public Shares held by such Dissenter shall be treated as if they had been converted, as of the Effective Time, into a right to receive the Per Share Amount.  SNBP shall give Parent prompt notice of any demands for payment received by SNBP from a person asserting appraisal rights, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands.  SNBP shall not, except with the prior written consent of Parent, make any payment with respect to, or settlement or offer to settle, any such demands.

(b)

As used herein, “Dissenting Shares” means any shares of SNBP Securities held by shareholders who are entitled to appraisal rights under Nevada law, and who have properly exercised, perfected and not subsequently withdrawn or lost or waived their rights to demand payment with respect to their shares in accordance with Nevada law.

1.11

Payment Procedures.

(a)

Consideration.  Upon surrender of a certificate that, immediately prior to the Effective Time, evidenced the outstanding Public Shares, for cancellation to Surviving Corporation, together with such other customary documents as may be required by Surviving Corporation, the holder of such certificate for each such Public Share shall be entitled to receive in exchange therefor the Per Share Amount and the certificates evidencing the Public Shares so surrendered shall forthwith be cancelled.  Until surrendered as contemplated by this Section 1.12,  each certificate for each such Public Share shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Per Share Amount.

(b)

Paying Agent.  As of the Effective Time, the Parent shall deposit, or shall cause to be deposited, with a bank theretofore designated by SNBP and the Parent (the “Paying Agent”), for the benefit of the holders of Public Shares, for payment in accordance with this Article I, through the Paying Agent, cash in amounts equal to the consideration payable to the holders of Public Shares (such cash being hereinafter referred to as the “Payment Fund”).  The Paying Agent shall, pursuant to irrevocable instructions, deliver the cash contemplated to be paid and transferred to each holder of Public Shares pursuant to this Article I out of the Payment Fund. The Payment Fund shall not be used for any other purpose.

(c)

Payment Procedures.  Upon surrender of a certificate that, immediately prior to the Effective Time, evidenced outstanding Public Shares (other than Dissenting Shares) (a “Certificate”) for cancellation to the Paying Agent, together with such other customary documents as may be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor and for each such share the Per Share Amount.  Until surrendered as contemplated by this Section 1.12, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Per Share Amount for each Public Share represented by the Certificate.

(d)

Termination of Payment Fund.  Any portion of the Payment Fund that remains undistributed to the holders of Public Shares for 30 days after the Effective Time shall be delivered to Surviving Corporation, upon demand, and any holders of Public Shares that have not theretofore complied with this Article I shall thereafter look only to Surviving Corporation for the consideration  to which they are entitled.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SNBP

In this Agreement, any reference to any event, change, condition or effect being “material” with respect to any person means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole. In this Agreement, any reference to a “Material Adverse Effect” with respect to any person means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole.  Notwithstanding the foregoing, the definition of Material Adverse Effect shall not include events caused by general economic conditions.

Except as set forth in the disclosure schedule delivered by SNBP to the Parent concurrently with the execution of this Agreement (the “SNBP Disclosure Schedule”), which shall identify exceptions by specific section references, SNBP hereby represents and warrants to the Parent, as follows:

2.1

Organization, Standing and Power. Each of SNBP, Donying Pharmaceutical Co., Limited, a British Virgin Islands company (“Dongying BVI”), Big Global Limited, a Hong Kong company (“Big Global”) and Dong Ying (Jiangsu) Pharmaceutical Co., Ltd. (“Dongying,” and together with Dongying BVI and Big Global, the “Subsidiaries”), is a corporation duly organized, validly existing and in good standing, and no certificates of dissolution have been filed under the laws of their respective jurisdictions of organization. Each of SNBP and its Subsidiaries has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on their respective businesses as presently conducted and to own, hold and operate their respective properties and assets as now owned, held and operated, except where the failure to be so organized, existing and in good standing or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect on SNBP.  Neither SNBP nor any of the Subsidiaries is in violation of any of the provisions of its respective charter, bylaws or equivalent organizational documents.

2.2

Subsidiaries. Except for the Subsidiaries, SNBP does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.  SNBP is the direct or indirect owner of all outstanding shares of capital stock of each of its Subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such Subsidiary are owned by SNBP free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such Subsidiary, or otherwise obligating SNBP or any such Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

2.3

Capital Structure.  The authorized capital stock of SNBP consists of (i) 2,490,000,000 common shares, $0.0001 par value, of which there were issued and outstanding as of the close of business as of the date hereof, [117,587,608] Common Shares, and (ii) 10,000,000 preferred shares, $0.0001 par value, of which there were issued and outstanding as of the close of business as of the date hereof, 1,000,000 Preferred Shares.  There are no other outstanding shares or voting securities and no outstanding commitments to issue any shares or voting securities after the date hereof.  All such outstanding securities are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation of SNBP (the “Articles”) or any agreement to which SNBP is a party or by which it is bound.  There are no options, warrants, calls, rights, commitments or agreements of any character to which SNBP is a party or by which it is bound obligating SNBP to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of SNBP or obligating SNBP to grant, extend, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.  There are no contracts, commitments or agreements relating to the voting, purchase or sale of SNBP’s shares (i) between or among SNBP and any of its shareholders, and (ii) to the best of SNBP’s knowledge, between or among any of SNBP’s shareholders.

2.4

Authority.  SNBP has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject only to the adoption of this Agreement by SNBP’s shareholders holding a majority of the Common Shares, as contemplated by Section 5.1.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SNBP, subject only to the adoption of this Agreement by SNBP’s shareholders holding a majority of the Common Shares, as contemplated by Section 5.1. This Agreement, when duly executed and delivered, shall constitute the valid and binding obligation of SNBP enforceable against SNBP in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity.

2.5

No Conflict.  The execution and delivery of this Agreement by SNBP does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles or bylaws of SNBP or any of the organizational documents of its Subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SNBP or any of its Subsidiaries or any of their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) would not have had and would not reasonably be expected to have a Material Adverse Effect on SNBP.

2.6

Consents and Approvals.  No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”) is required by or with respect to SNBP or any of its Subsidiaries in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on SNBP and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

2.7

Absence of Certain Changes.  Since March 31, 2011 (the “Company Balance Sheet Date”), SNBP and each of its Subsidiaries has conducted its business in the ordinary course consistent with past practice and there has not occurred:  (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or is reasonably likely to result in, a Material Adverse Effect on SNBP; (ii) any acquisition, sale or transfer of any material asset of SNBP or any of its Subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by SNBP or any of its Subsidiaries or any revaluation by SNBP of any of its Subsidiaries’ assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of SNBP, or any direct or indirect redemption, purchase or other acquisition by SNBP of any of its shares of capital stock; (v) any material contract entered into by SNBP or any of its Subsidiaries, other than in the ordinary course of business, or any amendment or termination of, or default under, any material contract to which SNBP or any of its Subsidiaries is a party or by which it is bound; (vi) any amendment or change to the Articles or bylaws of SNBP (if applicable); or (vii) any increase in or modification of the compensation or benefits payable, or to become payable, by SNBP or its Subsidiaries to any of its directors or employees, other than pursuant to scheduled annual performance reviews, provided that any resulting modifications are in the ordinary course of business and consistent with SNBP’s and its Subsidiaries past practices.  Neither SNBP nor its Subsidiaries has agreed since the Company Balance Sheet Date to take any of the actions described in the preceding clauses (i) through (vii) and are not currently involved in any negotiations to do any of the things described in the preceding clauses (i) through (vii).

2.8

Absence of Undisclosed Liabilities.  SNBP has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in SNBP’s Quarterly Report for the three month period ended March 31, 2011 (the “Company Balance Sheet”), (ii) those incurred in the ordinary course of business and not required to be set forth in the Company Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Company Balance Sheet date and not reasonably likely to have a Material Adverse Effect on SNBP, and (iv) those incurred in connection with the execution of this Agreement.

2.9

Litigation.  There is no private or governmental action, suit, proceeding, claim, arbitration, audit or investigation (“proceeding”) pending before any agency, court or tribunal, foreign or domestic, with respect to SNBP or any of its Subsidiaries, or, to the knowledge of SNBP, threatened against SNBP or any of its Subsidiaries, or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on SNBP. There is no injunction, judgment, decree, order or regulatory restriction imposed upon SNBP, its Subsidiaries or any of their respective assets or business, or, to the knowledge of SNBP, threatened against SNBP or any of its Subsidiaries, or any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that would reasonably be expected to have a Material Adverse Effect on SNBP.

2.10

Governmental Authorization.  SNBP and each of its Subsidiaries have obtained as of the date hereof each governmental consent, license, permit, grant, or other authorization of a governmental entity (i) pursuant to which SNBP or any of its Subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of SNBP’s or any of its Subsidiaries’ business or the holding of any such interest ((i) and (ii) herein collectively called “Company Authorizations”), and all of such Company Authorizations are in full force and effect, except where the failure to obtain or have any of such Company Authorizations or where the failure of such Company Authorizations to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on SNBP.

2.11

Title to Property.  SNBP and each of its Subsidiaries as of the date hereof has good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests in such properties or assets, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) liens for current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt which is reflected on the Company Balance Sheet, and (iv) liens that in the aggregate would not have a Material Adverse Effect on SNBP. The property and equipment of SNBP and its Subsidiaries that are used in the operations of their businesses are in good operating condition and repair, except where the failure to be in good operating condition or repair would not have a Material Adverse Effect. All properties used in the operations of SNBP and its Subsidiaries are reflected in the Company Balance Sheet to the extent generally accepted accounting principles require the same to be reflected.

2.12

Intellectual Property Each of SNBP and its Subsidiaries own, or have a license to use or otherwise possess, legally enforceable and unencumbered rights to use, any patents, trademarks, trade names, service marks, domain names, copyrights, and any applications therefor, and all trade secrets, computer software programs, and tangible or intangible proprietary information or material, that are used in the business of SNBP and its Subsidiaries.

2.13

Taxes.

(a)

For purposes of this Agreement, the following terms have the following meanings: “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity (a “Tax authority”) responsible for the imposition of any such tax (domestic or foreign); (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period; and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee of or successor to any person, as a result of any express or implied obligation to indemnify any other person, including pursuant to any Tax sharing or Tax allocation agreement, as a result of being a responsible person, or otherwise. “Tax Return” means any return, statement, report or form (including, without limitation, claims for refunds or credits, estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns) filed or required to be filed with respect to Taxes.

(b)

 All Tax Returns required to be filed by or on behalf of SNBP and its Subsidiaries have been timely filed and all Tax Returns filed by or on behalf of SNBP and its Subsidiaries were (at the time they were filed) and are true, correct and complete in all respects; (b) all Taxes of SNBP and its Subsidiaries (whether or not reflected on any Tax Return) have been fully and timely paid, (c) no waivers or extensions of statutes of limitation have been given or requested with respect to SNBP or any of its Subsidiaries in connection with any Tax Returns or with respect to any Taxes payable by it; (d) no governmental entity in a jurisdiction where SNBP or any of its Subsidiaries do not file Tax Returns has made a claim, assertion or threat to SNBP or any of its Subsidiaries that it is or may be subject to taxation by such jurisdiction; (e) each of SNBP and its Subsidiaries has duly and timely collected or withheld, and paid over and reported to the appropriate Tax authority all amounts required to be so collected or withheld and paid over for all periods under all applicable laws; (f) there are no liens with respect to Taxes on SNBP or any of its Subsidiaries or any of its property or assets; (g) there are no Tax rulings, requests for rulings, or closing agreements relating to SNBP or any of its Subsidiaries for any period (or portion of a period) that would affect any period after the date hereof; and (h) any adjustment of Taxes of SNBP or any of its Subsidiaries made by a Tax authority in any examination that SNBP or any of its Subsidiaries is required to report to the appropriate Tax authority has been reported, and any additional Taxes due with respect thereto have been paid.

(c)

There is no pending proceeding with respect to any Taxes of SNBP or any of its Subsidiaries, nor, to the knowledge of SNBP, is any such proceeding threatened.

2.14

Material Contracts.

(a)

SNBP has filed with the Securities and Exchange Commission in one or registration statements or reports filed with such agency (the “SEC Reports”), each contract, agreement, lease, commitment or otherwise (each, a “Material Contract”) to which SNBP or any of its Subsidiaries is a party.

(b)

Each Material Contract is a legal, valid and binding agreement, and is in full force and effect, and (a) none of SNBP or any of its Subsidiaries is in breach or default of any Material Contract to which it is a party in any material respect; (b) no event has occurred or circumstance has existed that (with or without notice or lapse of time), would (i) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Contract or (ii) permit SNBP, its Subsidiaries or any other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Contract; (c) neither SNBP nor any of its Subsidiaries has received notice of the pending or threatened cancellation, revocation or termination of any Material Contract to which it is a party; and (d) there are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate, any material terms of any Material Contract.

2.15

Compliance With Laws.  To SNBP’s knowledge, each of SNBP and its Subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not be reasonably expected to have a Material Adverse Effect on SNBP.

2.16

Foreign Corrupt Practices Act.  Neither SNBP, nor to SNBP’s knowledge, its Subsidiaries, nor any director, officer, key employee, or other person associated with or acting on behalf of SNBP or its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any governmental entity from corporate funds; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the operations of SNBP or its Subsidiaries.  Neither SNBP nor its Subsidiaries, nor any director, officer, key employee, or other person associated with or acting on behalf of SNBP or its Subsidiaries has committed any acts or omissions which would constitute a breach of relevant criminal laws, including but not limited to corruption laws.

2.17

Brokers’ and Finders’ Fees. SNBP has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.18

Vote Required.  The affirmative vote of SNBP’s shareholders holding a majority of the Common Shares (subject to any provision in SNBP’s Articles requiring a higher voting threshold) is the only vote of the holders of any of SNBP’s capital stock necessary to approve this Agreement and the transactions contemplated hereby.

2.19

Board Approval.  A Special Committee of the Board of Directors of SNBP has (i) approved this Agreement and the Business Combination, (ii) determined that this Agreement and the Business Combination are advisable and in the best interests of the stockholders of SNBP and are on terms that are fair to the shareholders and (iii) intends to recommend that the shareholders of SNBP approve this Agreement and consummation of the Business Combination.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERSUB

Except as set forth in the disclosure schedule delivered by Parent and MergerSub to SNBP concurrently with the execution of this Agreement (the “Parent Disclosure Schedule”), which shall identify exceptions by specific section references, Parent and MergerSub hereby jointly and severally represent and warrant to SNBP, as follows:

3.1

Organization, Standing and Power. Each of Parent and MergerSub is a corporation duly organized, validly existing and in good standing, and no certificates of dissolution have been filed under the laws of their respective jurisdictions of organization. Each of Parent and MergerSub has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on their respective businesses as presently conducted and to own, hold and operate their respective properties and assets as now owned, held and operated, except where the failure to be so organized, existing and in good standing or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect on Parent or MergerSub.  Neither Parent nor MergerSub is in violation of any of the provisions of its respective charter, bylaws or equivalent organizational documents.

3.2

Subsidiaries. Except for MergerSub, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.  Parent is the direct owner of all outstanding shares of capital stock of MergerSub and all such shares are duly authorized, validly issued, fully paid and nonassessable.

3.3

Capital Structure.  The authorized capital stock of Parent consists of 10,000 shares, $0.01 par value, of which there were issued and outstanding as of the close of business as of the date hereof, [10,000] common shares.  There are no other outstanding shares or voting securities and no outstanding commitments to issue any shares or voting securities after the date hereof.  All such outstanding common shares are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances.

3.4

Authority.  Each of Parent and MergerSub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject only to the adoption of this Agreement by Parent’s and MergerSub’s shareholders holding a majority of the outstanding shares of Parent and MergerSub, as contemplated by Section 5.1.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and MergerSub, subject only to the adoption of this Agreement by Parent’s and MergerSub’s shareholders holding a majority of the outstanding shares of Parent and MergerSub, as contemplated by Section 5.1. This Agreement, when duly executed and delivered, shall constitute the valid and binding obligation of each of Parent and MergerSub, enforceable against each of Parent and MergerSub in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity.

3.5

No Conflict.  The execution and delivery of this Agreement by each of Parent and MergerSub does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles or bylaws of Parent or MergerSub or any of the organizational documents, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or MergerSub or any of their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) would not have had and would not reasonably be expected to have a Material Adverse Effect on Parent or MergerSub.

3.6

Consents and Approvals.  No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to Parent or MergerSub in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent or MergerSub and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

3.7

Brokers’ and Finders’ Fees. Neither Parent nor MergerSub has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.8

Vote Required.  The affirmative vote of Parent’s and MergerSub’s shareholders holding a majority of the outstanding shares of Parent and MergerSub is the only vote of the holders of any of Parent’s or MergerSub’s capital stock necessary to approve this Agreement and the transactions contemplated hereby.

3.9

Board Approval.  The Board of Directors of each of Parent and MergerSub has (i) approved this Agreement and the Business Combination, (ii) determined that this Agreement and the Business Combination are advisable and in the best interests of the stockholders of Parent or MergerSub, as the case may be, and are on terms that are fair to the shareholders and (iii) intends to recommend that the shareholders of Parent or MergerSub, as the case may be, approve this Agreement and consummation of the Business Combination.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1

Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Parent and SNBP agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other party), to carry on its and, in the case of SNBP, its Subsidiaries’ business, in the ordinary course in substantially the same manner as heretofore conducted, to pay and in the case of SNBP, to cause its Subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its, and in the case of SNBP, its Subsidiaries’, present business organizations, use its reasonable best efforts consistent with past practice to keep available the services of its, and in the case of SNBP, its Subsidiaries’ present officers and key employees and use its reasonable best efforts consistent with past practice to preserve its, and in the case of SNBP, its Subsidiaries’ relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, and in the case of SNBP, its Subsidiaries, to the end that its and its Subsidiaries’ goodwill and ongoing businesses shall be unimpaired at the Effective Time.  Each of Parent and SNBP agrees to promptly notify the other of any material event or occurrence not in the ordinary course of its business and in the case of SNBP, the business of its Subsidiaries, and of any event that would have a Material Adverse Effect on Parent or SNBP.

4.2

Restrictions on Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, neither Parent nor SNBP shall do, cause or permit any of the following, or in the case of SNBP, allow, cause or permit any of its Subsidiaries to do, cause or permit any of the following, without the prior written consent of the other:

(a)

Charter Documents. Cause or permit any amendments to its Articles, by-laws or other equivalent organizational documents;

(b)

Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

(c)

Material Contracts. Enter into any new material contract, or violate, amend or otherwise modify or waive any of the terms of any existing material contract, other than (i) in the ordinary course of business consistent with past practice, (ii) upon prior consultation with, and prior written consent (which shall not be unreasonably withheld) of the other parties to this Agreement;

(d)

Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or enter into subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue, any such shares or other convertible securities;

(e)

Intellectual Property.  Transfer or license to any person or entity any rights to any intellectual property other than the license of non-exclusive rights to intellectual property in the ordinary course of business consistent with past practice;

(f)

Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and, in the case of SNBP, its Subsidiaries’ business, taken as a whole, except in the ordinary course of business consistent with past practice;

(g)

Indebtedness. Except in its ordinary course of business, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others in excess of $500,000 in the aggregate;

(h)

Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $100,000 in any one case, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in its financial statements;

(i)

Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice that do not exceed $250,000 individually or in the aggregate;

(j)

Acquisitions. Acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets which are material, individually or in the aggregate, to its and, in the case of SNBP, its Subsidiaries’ business, taken as a whole, or acquire any equity securities of any corporation, partnership, association or business organization;

(k)

Taxes.  In the case of SNBP or its Subsidiaries, make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Tax Return or any amendment to a Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(l)

Accounting Policies and Procedures.  Make any change to its financial accounting methods, principles, policies, procedures or practices, except as may be required by GAAP, Regulation S-X promulgated by the SEC or applicable statutory accounting principles;

(m)

Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (l) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

ARTICLE V

COVENANTS

5.1

Shareholder Approval.  As soon as is reasonably practicable after the date hereof, each of SNBP, Parent and MergerSub shall in accordance with Nevada law and their respective articles of incorporation and by-laws obtain the written consent in lieu of a special meeting of shareholders of a sufficient number of its outstanding common shares in favor of the adoption of this Agreement and the approval of the Business Combination.

5.2

Form 8-K. At least five (5) days prior to Closing, SNBP shall prepare a draft Form 8-K announcing the Closing (“Merger Form 8-K”), which shall be in a form reasonably acceptable to Parent. Prior to Closing, Parent and SNBP will prepare the press release announcing the consummation of the Business Combination hereunder (“Press Release”). Simultaneously with the Closing, Surviving Corporation shall file and distribute the Press Release.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1

Access to Information

(a)

Except as prohibited by applicable law, each of Parent and SNBP shall afford the other and its accountants, counsel and other representatives (the “Representatives”), reasonable access during normal business hours during the period prior to the Effective Time to (i) all of such party’s and, in case of SNBP, its Subsidiaries’ properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of such party and, in the case of SNBP, its Subsidiaries as the other party may reasonably request.  Each of Parent and SNBP agrees to provide to the other and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

(b)

Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and SNBP shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

(c)

No information or knowledge obtained in any investigation pursuant to this Section 6.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Business Combination.

(d)

Each of Parent and SNBP shall provide the other, and SNBP shall cause each of its Subsidiaries to provide Parent, and its Representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all of such party’s and, in the case of SNBP, its Subsidiaries’ Tax Returns and other records and workpapers relating to Taxes, and shall also provide the following information upon the request of the other party:  (i) a schedule of the types of Tax Returns filed by Parent or SNBP, as applicable, and in the case of SNBP, each of its Subsidiaries in each taxing jurisdiction, (ii) a schedule of the year of the commencement of the filing of each such type of Tax Return, (iii) a schedule of all closed years with respect to each such type of Tax Return filed in each jurisdiction, (iv) a schedule of all Tax elections filed in each jurisdiction by Parent or SNBP, as applicable, and, in the case of SNBP,  each of its Subsidiaries, and (v) receipts for any Taxes paid to foreign Tax authorities.

6.2

Public Disclosure. Unless otherwise permitted by this Agreement, Parent and SNBP shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law, in which case the party proposing to issue such press release or make such public statement or disclosure shall use its commercially reasonable efforts to consult with the other party before issuing such press release or making such public statement or disclosure.

6.3

Consents; Cooperation.

(a)

Each of Parent, MergerSub and SNBP shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Business Combination.  SNBP shall use its reasonable best efforts to obtain all necessary consents, waivers and approvals under any of its Material Contracts in connection with the Business Combination for the assignment thereof or otherwise.

6.4

Legal Requirements. Each of Parent, MergerSub and SNBP will, and in the case of SNBP, SNBP will cause its respective Subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any governmental entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

6.5

Best Efforts and Further Assurances. Each of the parties to this Agreement shall use its commercially reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

ARTICLE VII

CONDITIONS TO THE BUSINESS COMBINATION

7.1

Conditions Precedent to the Obligation of the Parent to Consummate the Business Combination

The obligations of Parent to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following condition (any of which may be waived, in writing, by Parent):

(a)

Business Combination Proposal.  The Business Combination Proposal shall have been duly approved and adopted by the stockholders of SNBP, Parent and MergerSub by the requisite vote under Nevada Law and their respective articles of incorporation and by-laws.

(b)

Documents.  The following documents shall have been delivered to the Parent, in a form acceptable to Parent:

(i)

executed Articles of Merger to be filed in accordance with Nevada law as of the Effective Time;

(ii)

a certificate of good standing or equivalent under Nevada law for SNBP;

(iii)

such other documents as the Parent may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of SNBP and its Subsidiaries pursuant hereto, (ii) evidencing the performance by SNBP and its Subsidiaries of, or the compliance by SNBP and its Subsidiaries with, any covenant or obligation required to be performed or complied with by SNBP and its Subsidiaries, (iii) evidencing the satisfaction of any condition referred to in this Section 7.1, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

(c)

Representations, Warranties and Covenants. (i) The representations and warranties of SNBP in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Effective Time as though such representations and warranties were made on and as of such time (provided that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date) and (ii) SNBP shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Business Combination Effective Time.

(d)

Secretary’s Certificate.  Parent shall have been provided with a Secretary’s Certificate, dated the Closing Date, certifying attached copies of (A) the Articles of Incorporation and by-laws of SNBP, (B) the resolutions of the Special Committee of the Board of Directors of SNBP approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of SNBP signing this Agreement and/or any other agreement or instrument contemplated hereby to which SNBP, Parent or MergerSub is a party.

(e)

Certificate of Officer.  Parent shall have been provided with a certificate executed on behalf of SNBP by its Executive Chairman and Chief Executive Officer certifying that the conditions set forth in Section 7.1 shall have been fulfilled.

(f)

Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting SNBP’s or its Subsidiaries’ conduct or operation of the business of SNBP or its Subsidiaries following the Business Combination shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental entity, domestic or foreign, seeking the foregoing be pending.

(g)

No Proceedings.  Since the date of this Agreement, there must not have been commenced or threatened against the Parent, MergerSub, SNBP,

SNBP’s Subsidiaries, or against any affiliate thereof, any proceeding (which proceeding remains unresolved as of the Effective Time) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

(h)

No Material Adverse Changes. There shall not have occurred any Material Adverse Effect on SNBP, or any change that has a Material Adverse Effect on SNBP.

(i)

Governmental Approvals. SNBP and its Subsidiaries shall have timely obtained from each governmental entity all approvals, waivers and consents, if any, necessary for consummation of the Business Combination or in connection with this Agreement and the Business Combination, including such approvals, waivers and consents as may be required under the Nevada law or the law of the People’s Republic of China.

7.2

Conditions Precedent to the Obligation of SNBP to Consummate the Business Combination . The obligations of SNBP to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by SNBP:

(a)

Business Combination Proposal.  The Business Combination proposal shall have been duly approved and adopted by the stockholders of SNBP, Parent and MergerSub by the requisite vote under Nevada Law and their respective articles of incorporation and by-laws.

(b)

Representations, Warranties and Covenants. (i) The representations and warranties of Parent and MergerSub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Parent, and MergerSub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

(c)

Certificate of Officer.  SNBP shall have been provided with a certificate executed on behalf of Parent by its Chief Executive Officer and Chief Financial Officer certifying that the conditions set forth in Section 7.2 shall have been fulfilled.

(d)

Documents.  SNBP shall have received in a form acceptable to SNBP (i) executed Articles of Merger to be filed in accordance with Nevada law as of the Effective Time, (ii) certificates of good standing or equivalent under Nevada law for Parent and MergerSub, and (iii) such other documents as SNBP may reasonably request for the purpose of (A) evidencing the accuracy of any representation or warranty of the Parent or MergerSub pursuant to Section 7.1(c), (B) evidencing the performance by the Parent and MergerSub of, or the compliance by the Parent and MergerSub with, any covenant or obligation required to be performed or complied with by the Parent and MergerSub, (C) evidencing the satisfaction of any condition referred to in this Section 7.2, or (D) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

(e)

Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Parent’s conduct or operation of the business of Parent and its subsidiaries following the Business Combination shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental entity, domestic or foreign, seeking the foregoing be pending.

(f)

No Material Adverse Changes. There shall not have occurred any Material Adverse Effect on Parent or MergerSub, or any change that has a Material Adverse Effect on Parent or MergerSub.

(g)

No Proceedings.  Since the date of this Agreement, there must not have been commenced or threatened against the Parent, MergerSub, SNBP, SNBP’s Subsidiaries, or against any affiliate thereof, any proceeding (which proceeding remains unresolved as of the Effective Time) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

(h)

Governmental Approvals.  Parent and MergerSub shall have timely obtained from each governmental entity all approvals, waivers and consents, if any, necessary for consummation of the Business Combination or in connection with this Agreement and the Business Combination, including such approvals, waivers and consents as may be required under the Nevada law.

ARTICLE VIII

NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

8.1

No Survival.  The representations and warranties of SNBP, Parent and MergerSub contained in this Agreement, or any instrument delivered pursuant to this Agreement, shall terminate at the Effective Time, and only the covenants to be performed in whole or in part after the Effective Time and this Article VIII shall survive the Effective Time.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

9.1

Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Business Combination by the stockholders of SNBP, Parent and MergerSub this Agreement may be terminated:

(a)

by mutual consent of Parent and SNBP;

(b)

by either Parent or SNBP, if, without fault of the terminating party, the Closing shall not have occurred on or before November 30, 2011, or such later date as may be agreed upon in writing by the parties hereto (the “Final Date”);

(c)

by Parent, if SNBP breaches any of its representations, warranties or obligations hereunder to an extent that would cause the condition set forth in Section 7.1 not to be satisfied and such breach shall not have been cured within ten (10) business days of receipt by SNBP of written notice of such breach (and Parent has not willfully breached any of its covenants hereunder, which breach is not cured);

(d)

by SNBP, if Parent breaches any of its representations, warranties or obligations hereunder to an extent that would cause the condition set forth in Section 7.2 not to be satisfied and such breach shall not have been cured within ten (10) business days of receipt by Parent of written notice of such breach (and SNBP has not willfully breached any of its covenants hereunder, which breach is not cured); or

(e)

by either Parent or SNBP if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Business Combination shall have become final and nonappealable.

9.2

Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, MergerSub or SNBP, or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement.  Nothing herein shall relieve any party from liability in connection with a breach by such party of the representations, warranties or covenants of such party to this Agreement.

9.3

Expenses and Termination Fees

(a)

Subject to subsections (b) and (c) of this Section 9.3, whether or not the Business Combination is consummated, all costs and expenses (including transfer and other similar Taxes) incurred by any party in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.

(b)

If Parent terminates this Agreement pursuant to Section 9.1(c) then SNBP shall promptly reimburse Parent for all of the out-of-pocket costs and expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

(c)

If SNBP terminates this Agreement pursuant to Section 9.1(d) Parent shall promptly reimburse SNBP for all of the out-of-pocket costs and expenses incurred by SNBP in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

9.4

Amendment. The boards of directors of the parties may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

9.5

Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE X

GENERAL PROVISIONS

10.1

Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

(a)

if to Parent, to:

SINOBP, Inc.
A-29 Huangpu Science Building

2 Huangpu Rd. Nanjing City, China

Attn: Legun Lee Huang

Facsimile No.:86-2583202848

Telephone No.:86-2586228290

with a copy (which shall not constitute notice to Parent) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention:  Mitchell S. Nussbaum, Esq.
Facsimile No.:  (212) 407-4000
Telephone No.: (212) 407-4990

(b)

if to SNBP, to:

Sinobiopharma, Inc.
8 Zhang Tian Road
Nantong City, Jiang Su Province
People’s Republic of China 226009

10.2

Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases “the date of this Agreement”, “the date hereof”, and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October    . 2011. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.3

Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.4

Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits and Disclosure Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned, except by operation of law as a result of the Business Combination pursuant to Section 1.3 or as otherwise specifically provided.  No representations, warranties, inducements, promises or agreements, oral or written, by or among the parties not contained herein shall be of any force of effect.

10.5

Severability. If any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.6

Remedies Cumulative; Specific Performance.

(a)

Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

(b)

It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.7

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Nevada in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Nevada for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

10.8

Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Parent, MergerSub and SNBP have caused this Agreement and Plan of Merger to be executed and delivered by their respective directors or officers, thereunto duly authorized, all as of the date first written above.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SINOBIOPHARMA, INC.

By:  _____________________

Name:  Du Wang, PhD

Title:  Director

SINOBP, INC.

By: ______________________

Name: Lequn Lee Huang

Title:  President, Secretary and Treasurer

SINOBP1, INC.

By: ______________________

Name: Lequn Lee Huang

Title:  President, Secretary and Treasurer